UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 30, 2008

First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-30523	58-2466370
(Commission File Number)	(IRS Employer Identification No.)

215 North Pine Street, Spartanburg, S.C.	29302
(Address of principal executive offices)	(Zip Code)

(864) 594-5694
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01   Regulation FD Disclosure

First National Bancshares, Inc. is hereby furnishing a slide presentation that will be discussed with the investment community by certain executive officers of the company. The presentation is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Item 7.01 and Exhibit 99.1 of Item 9.01 is being furnished, not filed. Accordingly, the information in this Item 7.01 and Exhibit 99.1 of Item 9.01 will not be incorporated by reference into any registration statement filed by First National Bancshares, Inc. under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by First National Bancshares, Inc. that (i) the information in this report is material or complete or (ii) investors should consider this information before making an investment decision with respect to any security of First National Bancshares, Inc. or any of its affiliates.

First National Bancshares, Inc. currently intends to file its earnings release for the third quarter ending September 30, 2008, on or around October 29, 2008, consistent with the timing of filing its Form 10Q for the same period.

ITEM 9.01.   Financial Statements and Exhibits

(c)     Exhibits: The following exhibits are filed as part of this report:

Exhibit
Number	Description

99.1	Slide presentation used by certain executive officers of First National Bancshares, Inc. on September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

By: /s/ Kitty B. Payne Name Kitty B. Payne Title: Chief Financial Officer

Dated: September 30, 2008

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Slide presentation used by certain executive officers of First National Bancshares, Inc. on September 30, 2008.